Exhibit 107

Calculation of Filing Fee

Exhibit 107

S-1

……………………………………………………..

Global Star Acquisition, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, and one redeemable warrant (2) and one right	N/A	9,200,000 units	$10.00	$92,000,000	$92.70 per million	$8,529.00

	Equity	Shares of Class A common stock included as part of the units (3)	N/A	9,200,000 Shares	—	—		-(4)

	Equity	Redeemable warrants included as part of the units (3)	N/A	9,200,000 Warrants	—	—		-(4)

	Equity	Rights included as part of units (3)	N/A	9,200,000 Rights	—	—		-(4)

	Equity	Class A ordinary shares underlying the rights included as part of the units		920,000 shares	$10.00	$9,200,000	$92.70 per million	$853.00

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					101,200,000		$9,382

	Total Fees Previously Paid							$9,382

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Includes 1,200,000 units, consisting of 1,200,000 shares of Class A common stock, 1,200,000 redeemable warrants, and 1,200,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be Issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.